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Verity, Inc.

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VERITY, INC.

894 Ross Drive

Sunnyvale, California 94089

TO THE STOCKHOLDERS OF VERITY, INC.:

Attached is a Supplement to the Proxy Statement (the “Supplement”) for the 2004 Annual Meeting of Stockholders of Verity, Inc., to be held on September 30, 2004, or at any adjournment or postponement thereof. Verity recently appointed two new members to its Board of Directors, and has provided additional disclosure regarding these directors as set forth in this Supplement.

Sincerely,

Timothy J. Moore Secretary

Sunnyvale, California

September 17, 2004

VERITY, INC.

894 Ross Drive

Sunnyvale, California 94089

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

To be held on September 30, 2004

Verity, Inc.’s Proxy Statement, dated August 26, 2004, delivered to each stockholder of record as of August 11, 2004, is hereby supplemented as set forth below.

ADDITIONAL DISCLOSURE UNDER PROPOSAL 1 - ELECTION OF DIRECTORS

On September 14, 2004, Verity’s Board of Directors increased the size of the Board to ten members, and appointed Eric F. Brown and Richard G. Stevens as members of Verity’s Board. Each of Messrs. Brown and Stevens was appointed to serve as a member of the Board in the class of directors continuing in office until the 2006 Annual Meeting.

The following is a brief biography of each of these directors and their ages as of September 14, 2004:

Eric F. Brown

Mr. Eric F. Brown, age 39, has served as a member of our board of directors since September 2004. Mr. Brown has served as president and chief financial officer of MicroStrategy Incorporated, a developer of business intelligence software, since November 2000 and as chief financial officer from August 2000 to November 2000. Mr. Brown originally joined MicroStrategy as chief financial officer of the company’s Strategy.com subsidiary in February 2000. Prior to that, Mr. Brown served as division chief financial officer and then division chief operating officer of Electronic Arts, a developer and publisher of interactive entertainment software, from October 1998 until February 2000. Prior to joining Electronic Arts, Mr. Brown was co-founder and chief financial officer of DataSage, Inc., a vendor of e-business personalization software, from 1995 until October 1998. Mr. Brown also held several senior financial positions with Grand Metropolitan from 1990 until 1995. Mr. Brown received an M.B.A. from the Sloan School of Management of the Massachusetts Institute of Technology and a B.S. in Chemistry from the Massachusetts Institute of Technology.

Richard G. Stevens

Mr. Richard, G. Stevens, age 57, has served as a member of our board of directors since September 2004. Mr. Stevens is the founder and managing director of Hunter Stevens, LLC, a professional services firm that Mr. Stevens founded in 1995. Prior to founding Hunter Stevens, Mr. Stevens served as a partner with both Ernst & Young LLP and Coopers & Lybrand LLP. Mr. Brown holds a B.S. from the University of San Francisco and is a licensed CPA in the state of California.

After review of all relevant transactions or relationships between each of Messrs. Brown and Stevens, or any of his or her family members, and Verity, its senior management and its independent auditors, the Board affirmatively has determined that each of Messrs. Brown and Stevens are independent directors within the meaning of the applicable the National Association of Securities Dealers, Inc. (“NASD”) listing standards.

In connection with their election to the Board of Directors, each of Messrs. Brown and Stevens was also appointed as a member of Verity’s Audit Committee, and Mr. Stevens was made the Chairman of that committee. The Board of Directors determined that each of Messrs. Brown and Stevens met the definition of independence for audit committee members (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASD listing standards). The Board of Directors also determined that each of Messrs. Brown and Stevens qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Mr. Brown’s level of knowledge and experience based on a number of factors, including his formal education, his experience as president and chief financial officer of MicroStrategy, as well as his previous experience in finance-related positions with Strategy.com and Electronic Arts. The Board also made a qualitative assessment of Mr. Stevens’s level of knowledge and experience based on a number of factors, including his formal education, his status as a licensed CPA, his experience as a partner at both Ernst & Young and Coopers & Lybrand accounting firms, and his experience as a managing director of Hunter Stevens, LLC, a professional services firm.

Messrs. Brown and Stevens were also appointed to the Verity Nominating and Corporate Governance Committee. As a result of the addition of Messrs. Brown and Stevens to the Board and the Audit and Nominating and Corporate Governance committees, as well as other changes to the committee memberships, the current composition of the Board committees is as follows:

Name	Audit		Compensation		Governance
Eric F. Brown	x				x
Victor A. Cohn					x	*
Steven M. Krausz	x		x
Stephen A. MacDonald	x				x
Karl C. Powell, Jr.			x		x
John G. Schwarz			x	*
Richard G. Stevens	x	*			x
Charles P. Waite, Jr.	x		x

*	Committee Chairperson

Each of Messrs. Brown and Stevens was recommended for nomination to the Board of Directors by the Nominating and Corporate Governance Committee. Mr. Brown was initially identified as a potential candidate by Mr. Cohn, and Mr. Stevens was initially identified as a potential candidate by Mr. Sbona. The evaluation of each of Messrs. Brown’s and Stevens’ suitability as a director of Verity was performed by the Nominating and Corporate Governance Committee.

Under the Board and Committee service fees approved by Verity’s Board of Directors in June 2004, each of Messrs. Brown and Stevens will receive a quarterly retainer of $6,250 and a per meeting fee of $2,500 for in-person meetings and $1,250 for telephonic meetings (up to a maximum of $5,000 per quarter) for their service on the Board. Messrs. Brown and Stevens will also receive $2,000 per committee meeting that they attend (up to a maximum of $4,000 per quarter). They will also be eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Verity’s policy.

As new members of Verity’s Board of Directors, it is expected, in accordance with Verity’s historical practice, that each of Messrs. Brown and Stevens will be granted an option to purchase 40,000 shares of Verity’s common stock on the date of the 2004 Annual Meeting of Stockholders to occur on September 30, 2004. Neither Mr. Brown nor Mr. Stevens beneficially owned any shares of Verity common stock as of June 30, 2004.

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